THE SECURITIES BEING OFFERED AND SOLD HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER DOMESTIC OR FOREIGN SECURITIES LAWS AND THEIR OFFER AND SALE ARE SUBJECT TO CERTAIN RESTRICTIONS HEREINAFTER SET FORTH.


                       PURCHASE AGREEMENT
                    Purchase of Common Stock


      THIS PURCHASE AGREEMENT is made as of the 1st day of October, 1997, by and between William Wang (the "Purchaser") and XCL LTD., a Delaware corporation, with its principal offices at 110 Rue Jean Lafitte, Lafayette, Louisiana, United States of America (the "Company").

      WHEREAS, the Company has duly authorized the issuance, sale and delivery of 800,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock"), in compromise of certain claims and as compensation for services performed outside of North America, in accordance with the terms of a compensation agreement dated effective October 1, 1997 (the "Compensation Agreement");

      WHEREAS, the Shares are being offered and sold by the Company to Purchaser in a transaction intended to qualify for the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act") afforded by Regulation S promulgated under the Securities Act ("Regulation S");

     WHEREAS, the Company has made available to Purchaser, copies of its recent filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, and Forms 10-Q and 8-K filed thereafter (the "SEC Filings"); and

      WHEREAS, the Company wishes to sell to Purchaser, and Purchaser wishes to buy from the Company, the Shares for delivery in accordance with this Purchase Agreement and the Compensation
Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, the undersigned agree as follows:

      Section  1.     Agreement to Sell and Purchase  the  Common
Stock.

      (a) On the basis of the representations, warranties and agreements contained in this Purchase Agreement but subject to the terms and conditions set forth in this Purchase Agreement and the Compensation Agreement the Company agrees to issue and sell to Purchaser, and Purchaser agrees to buy from the Company, effective October 1, 1997, or on such other date as shall be mutually agreed upon by the Company and Purchaser (the "Closing Date"), 800,000 Shares. The Company has agreed to issue the Shares to the Purchaser as compensation for services under the Compensation Agreement.

      (b) The completion of the sale and purchase of the Common Stock (the "Closing") shall take place at the offices of the Company on the Closing Date. At the Closing, the Company shall deliver to the Purchaser, or his designees, one or more stock certificates representing the Shares each registered in the name of Purchaser or its nominee, against payment of the Purchase Price therefor to the Company as set forth in Section 1(a) of this Purchase Agreement.

      (c) In the event of any change in the issued and outstanding Common Stock of the Company by reason of stock dividends, split-up or combination of the Common Stock, reclassification of the capital stock of the Company or recapitalization of the Company which occurs on or before the Closing, the number of shares of Common Stock to be delivered to Purchaser at the Closing and the Purchase Price therefor shall be appropriately adjusted. In addition, in the event that any cash dividends on the Common Stock of the Company shall be payable to shareholders of record as of a record date that falls on any date within the period on and from the time of execution of this Purchase Agreement to and including the Closing Date, the price per share of Common Stock payable by Purchaser shall be reduced by the amount of such cash dividend per share of Common Stock.

      (d) The obligation of the Purchaser to purchase the Shares at the Closing shall be conditional upon the delivery by the Company, on behalf of all the Purchasers, to the extent that the Closing Date shall be a date other than the date of this Purchase Agreement, a certificate of an officer of the Company as to the correctness in all material respects of the representations and warranties of the Company contained in
Section 2 of this Purchase Agreement as of the Closing Date, in the form attached hereto as Schedule 2 dated the Closing Date.

      (e) The obligation of the Company to issue and sell the Shares at the Closing shall be conditional upon:

           (i) The receipt and acceptance by the Company of this Purchase Agreement for all of the Shares which shall be evidenced by execution of this Purchase Agreement by the
     President or any Vice President or any Director of the Company. Purchaser understands that this Purchase Agreement is irrevocable and the Company reserves the right in its complete discretion to reject all or any portion of the subscription for the Shares represented by this Purchase Agreement, without regard to the order in which it was received. All or any portion of the Purchase Price represented by a rejected subscription for all or any portion of the Shares subscribed for hereby shall be promptly returned to the Purchaser without interest.

            (ii) Delivery into the closing depository identified in Section 1(a) hereby by Purchaser of immediately available funds in United States dollars, in the full amount of the Purchase Price, as payment in full for the purchase of the Shares.

           (iii) To the extent that the Closing Date shall be a date other than the date of this Purchase Agreement the receipt by the Company of a certificate of the Purchaser as to the correctness in all material respects of the representations and warranties of the Purchase contained in
     Section 4 of this Purchase Agreement as of the closing Date, in the form attached hereto as Schedule 3, dated the Closing Date.

       Section  2.      Representations  and  Warranties  of  the
Company. The Company hereby represents and warrants to Purchaser as follows:

      2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the SEC Filings. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where such qualification is required by controlling law and where the failure so to qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      2.2. Authorized Capital Stock. The authorized and outstanding capital stock of the Company is as set out in the SEC Filings, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of the Principal Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable.

      2.3 Due Execution, Delivery and Performance of the Purchase Agreement. The execution, delivery and performance of the Purchase Agreement by the Company (a) have been duly authorized by all requisite corporate action of the Company, and
(b) will not violate (i) the Certificate of Incorporation or By-laws of the Company or (ii) any law applicable to the Company or any of its subsidiaries or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or (iii) any provision of any material indenture, mortgage, agreement, contract or other instrument to which the Company is subject. Upon execution and delivery by the Company, the Purchase Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance its respective terms, except as the enforceability thereof may be limited by an applicable bankruptcy, insolvency, reorganization or other similar laws, relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      2.4 Issuance and Delivery of the Shares. the offer, issuance, sale and delivery of the Shares in accordance with the Purchase Agreement, have been duly authorized by all requisite corporate action of the Company. The Shares as and when issued and sold to the Purchaser pursuant to this Purchase Agreement, and upon receipt by the Company of the Purchase Price therefor, will be duly and validly issued and outstanding, fully paid and nonassessable, will not be subject to any pre-emptive or similar right, and Purchaser will receive good and valid record title to the Shares, free and clear of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever, except such as may have been created by Purchaser.

      2.5      Compliance  with Regulation.   The  Company  is  a
"reporting  issuer" (as defined in Regulation S).   The  Company,
its affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (a) has offered and sold the Shares only in an "offshore transaction" (as defined in Regulation S), (b) has not engaged with respect to the
Shares   in  any  "directed  selling  efforts"  (as  defined   in
Regulation S) in respect of the Shares, (d) has not made any offers or sales of any of the Shares or any interest therein in the United States or to, or for the account of, any "U.S. person" (as defined in Regulation S), and (e) has not made any sales of any of the Shares or any interest therein to any person other than the Purchasers; provided, however, that insofar as this
representation   and   warranty   involves   any    broker-dealer
participating in the offering, any affiliate of such broker-dealer or any officer, director, employee or agent of such broker-dealer, to the extent such broker-dealer or other person is acting as placement agent for the offering of the Shares, such representation and warranty is made by the Company solely on the basis of and in reliance upon the representations and warranties of such broker-dealer or other person.

     2.6 Representations and Warranties at the Closing. Each of the representations and warranties contained in Section 2 is true and correct in all material respects as of the date of this Purchase Agreement. The Company will make the same representations and warranties at the Closing and such representations and warranties when so made will be true and correct in all material respects as of the Closing Date.

      Section  3.      Certain Agreements of  the  Company.   The
Company hereby covenants and agrees with Purchaser as follows:

      (a) Prior to or contemporaneously with the delivery of execution copies of this Purchase Agreement, the Company will make available to Purchaser the SEC Filings.

      (b) The Company will make available to Purchaser prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of the Shares and the business and financial conditions of the Company and to obtain any additional information that the Company may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

      (c) At any time after the expiration of the Restricted Period (as hereinafter defined) the Company will deliver to Purchaser or its nominee who is acting as custodian therefor or any subsequent holder who has received a stock certificate representing the Shares which bears the legend described in
Section 4.4 of this Purchase Agreement (the "Legended Stock Certificate") , without cost to such Purchaser or subsequent holder, upon written request therefor, a substitute stock certificate without the restrictive legend described in Section
4.4 of this Purchase Agreement. The Company shall be required to deliver such substitute stock certificate only upon surrender of the Legended Stock Certificate which, in the case of any holder subsequent to Purchaser, must be duly endorsed for transfer or surrender and accompanied by certificates signed by the Purchaser and such holder as provided in Section 4.3(c) hereof.

      Section 4.     Representations, Warranties and Covenants of
Purchaser.   Purchaser hereby represents, warrants and  covenants
to the Company as follows:

      4.1 Compliance with United States Securities Laws. Purchaser understands and acknowledges that (a) the Shares have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S, which definition is set out in Schedule 4 hereto), unless such Shares are registered under the Securities Act and any applicable state securities or blue sky laws or such offer or sale is made pursuant to exemptions from the registration requirements of such laws, (b) the Shares are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to non-"U.S. persons" in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions, (c) the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of the exemptions from registration under the Securities Act relied upon by the Company and the suitability of the Purchaser to acquire the Shares; (d) the Shares have been offered and sold to the Purchaser in an "offshore transaction" and Purchaser has not engaged in any "directed selling efforts", as each such term is defined in Regulation S, and (e) in the view of the Commission, the statutory basis for the exemption from registration claimed for this offering would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act and, accordingly, the Purchaser is making the representations and warranties in this Section 4 to evidence its compliance with the applicable requirements of the Securities Act and that its participation in such offering is not a part of any such plan or scheme.

     4.2     Status of Purchaser.

      (a) Purchaser is purchasing the Shares for its own account or for persons or accounts as to which it exercises investment discretion. Neither Purchaser nor such person or account is a "U.S. person" (as defined in Regulation S) and neither Purchaser nor such other person or account has any present intention to sell any of the Shares in the United States or to a U.S. person or for the account or benefit of a U.S. person either now or promptly after expiration of the Restricted Period.

     (b) Purchaser (and any person or account on whose behalf Purchaser is purchasing) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in restricted securities (such as this Purchase Agreement and the Shares) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Purchase Agreement and purchase the Shares. Purchaser acknowledges that it is capable of evaluating the merits and risks of an investment in the Shares and to make an informed decision relating thereto. In evaluating its investment, Purchaser has consulted its own investment and/or legal or tax advisors.

      (c) Purchaser acknowledges that the Company had made available to Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and the business and financial condition of the Company and to obtain any additional information that the Company may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith. Purchaser and its advisors, if any, have received complete and satisfactory answers to all such inquiries. Purchase acknowledges that in making the decision to purchase the Shares, it has relied solely upon the representations and warranties of the Company contained herein and the information contained in the SEC Filings, and other publicly available documents, copies of which have been furnished or made available to Purchaser, and upon the independent investigations made by it and its representatives, if any.

      (d) Purchaser has agreed to purchase the Shares for investment purposes and not with a view to a distribution. Purchaser is not an underwriter of, or dealer in, the Shares and is not participating, pursuant to a contractual arrangement, in the distribution of the Shares. To the extent that the Shares are registered in the name of Purchaser's nominee, Purchaser confirms that such nominee is acting merely as custodian for the Purchaser of such securities.

      (e) Purchaser understands that no U.S. Federal or state or any foreign governmental authority or agency has made or will make any finding or determination relating to the fairness for public investment in the Shares, or has passed upon or made, or will pass upon or make, any recommendation or endorsement of the Shares.

     4.3     Restrictions on Re-Sale.

      (a) For a period of forty (40 days) following the Closing Date ( the "Restricted Period"), Purchaser shall not engage in any activity for the purpose of, or which may reasonable be expected to have the effect of, conditioning the market in the United States for the Shares, or directly or indirectly offer, sell, transfer, pledge or otherwise dispose of the Shares, or any interest therein, in the United States or to, or for the account or benefit of, a "U.S. person" (as defined in Regulation S). Purchaser hereby also agrees that it shall not, either directly or indirectly, sell short the Company's shares of Common Stock on the American Stock Exchange or on any other exchange or in the over-the-counter market or otherwise in the United States during the Restricted Period and it has not made any such sale in anticipation of participating in the offering and purchasing of the Shares.

      (b) Purchaser understands that the Shares or any interest therein are only transferable on the books and records of the Transfer Agents and Registrar of the Common Stock of the Company. Purchaser further understands that the Transfer Agents and Registrar will not register any transfer of the Shares or any interest therein which the Company in good faith believes violates the restrictions set forth herein.

      (c) Unless registered under the Securities Act, any proposed offer, sale, transfer, pledge or other disposition during the Restricted Period of any of the Shares or any interest therein, shall be subject to the condition that Purchasers must deliver to the Company (i) a written certification that neither record nor beneficial ownership of the Shares or any interest therein, has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S), (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Shares or any interest therein) is not a "U.S. person" (as defined in Regulation S), that such transferee is acquiring such Shares or such interest therein, for such transferee's own account (or an account over which it has investment discretion) and for investment and not with a view to a distribution, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and
(iii) if requested by the Company, a written opinion of United States counsel, in form and substance satisfactory to the Company, the effect that the offer, sale, transfer, pledge or other disposition of the Shares, or any interest therein, are exempt from registration under the Securities Act and any applicable state securities or blue sky laws.

       (d) Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offerings to buy, purchase or otherwise acquire or take a pledge of ) its rights under this Purchase Agreement, the Shares, any interest therein, or otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws or jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

      4.4 Legend. Purchaser agrees that, unless and until removed as contemplated by Section 3(c) hereof, the stock certificates representing the Shares shall bear the legend set forth below:

     "The shares of Common Stock represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or any other securities laws, and have been issued in reliance upon the exemption from registration under the Act contained in Regulation S under the Act. Prior to the later of _______________, 199__, no offer, sale, transfer, pledge or other disposition (collectively, a "Disposal") of the shares of Common Stock represented by this certificate may be made: (a) in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S) unless (i) registered under the Act and any applicable state securities or blue sky laws or (ii) exemptions from the registration requirements of such laws are available and XCL Ltd. (the "Company") receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements; and (b) outside of the United States or to, of for the account or benefit of a person who is not a "U.S. person" (as defined in Regulation S) unless (i) the beneficial owner of such shares and the proposed transferee submit certain certifications to the Company and (ii) the Company receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from the registration requirements of the Act."

      4.5 Re-Offers by Purchaser in the United States. If Purchaser publicly re-offers all or any part of the Shares in the United States, Purchaser (and/or certain persons who participate in any such re-offer) may be deemed, under certain circumstances, to be an "underwriter" as defined in section 2(11) of the Securities Act. If Purchaser plans to make any such re-offer, it will consult with United States legal counsel prior to any such re-offer in order to determine its liabilities and obligations under this Purchase Agreement, the Securities Act and any applicable state securities or blue sky laws.

      4.6 Due Execution, Delivery and Performance of the Purchase Agreement and Other Obligations. Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby. Upon the execution and delivery of this Purchase Agreement by Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligation of Purchaser, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding of equity or at law.

     4.7 Representations and Warranties at the Closing. Each of the representations and warranties contained in this Section 4 is true and correct as of the date of this Purchase Agreement. Purchaser will make the same representations and warranties on the Closing Date and the Delivery Date and such representations and warranties when so made will be true and correct as of the Closing Date, and the Delivery Date, respectively.

      Section 5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by either party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser herein shall survive the execution of this Purchase Agreement, the delivery to Purchaser of the Shares and the receipt by the Company of payment for the Shares.

      Section 6. Notices. All notices, demands, consents or other communications under this Purchase Agreement shall be given or made in writing and shall be delivered personally, or sent by registered or international recorded airmail, postage prepaid, or sent by facsimile transmission with a confirmation copy sent by mail as aforesaid, and shall be deemed given when so personally delivered, or if mailed as aforesaid, ten (10) business days after the same shall have been posted or if sent by facsimile transmission, at the earlier of (i) as soon as written or telephonic communication is received from the party to whom it was sent that the message has been received or (ii) ten (10) days after the confirmation is posted:

      (a) if to the Company, at its address as set out at the head of this Purchase Agreement, or at such address or addresses as may have been furnished to Purchaser in writing by the Company;

      (b) if to, Purchaser, at its address as set out following Purchaser's signature on the signature page to his Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing by Purchaser; or

     (c) if to any transferee or transferees of Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

      Section 7. Amendments. No amendment, interpretation or waiver of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

      Section 8. Headings. The headings of the sections and sub-sections of this Purchase Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

      Section 9. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Purchase Agreement.

      Section 10. Governing Law; Submission to Jurisdiction. This Purchase Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed by and determined in accordance with the substantive laws of the State of Delaware, in the United States of America, applicable to agreements made and to be performed entirely therein. Purchaser hereby irrevocable and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Purchase Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceedings as brought in an inconvenient forum and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by respectively delivering or mailing a copy thereof by personal delivery or by registered or certified mail (or any substantially similar form of mail), postage prepaid,  to  the  Purchaser at the  address  set  forth  on  the signature  page  hereof as at such other  address  of  which  the
Company shall have been notified in accordance with the provisions of Section 6 hereof; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      Section 11. Severability. If any provision of this Purchase Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Purchase Agreement shall not be affected by such judgment, and the Purchase Agreement shall be carried out as nearly as possible according to its original terms and intent.

      Section 12. Counterparts. This Purchase Agreement may be executed in counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Purchase Agreement without regard to the dates or times when such counterparts may actually have been made, executed or delivered.

      IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

XCL LTD.                              PURCHASER'S NAME:

By:__________________________   _________________________________
Name:________________________   _________________________________
Title:_______________________   _________________________________

                                Duly executed by:

                                _________________________________
                                Title:

Aggregate number of Shares:     PURCHASER'S ADDRESS:

_____________________________   ______________________________
                                ______________________________
Total purchase price:           ______________________________
                                ______________________________
$____________________________

Stock certificate registration instructions:

Name of Holder:__________________________________________________
Address of Holder for delivery:__________________________________
_________________________________________________________________
_________________________________________________________________

Contact name and telephone number:_______________________________
_________________________________________________________________